UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 10, 2019

ONCOSEC MEDICAL INCORPORATED

(Exact Name of Registrant as Specified in Charter)

Nevada	000-54318	98-0573252
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3565 General Atomics Court, Suite 100

San Diego, California 92121

24 North Main Street

Pennington, NJ 08534-2218

(Address of Principal Executive Offices)

(855) 662-6732

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act.

[X]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

[ ]	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ONCS	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

Overview

On October 10, 2019, OncoSec Medical Incorporated (the “Company”) announced that it entered into a strategic transaction (the “Transaction”) with Grand Decade Developments Limited, a direct, wholly-owned subsidiary of China Grand Pharmaceutical and Healthcare Holdings Limited, a company formed under the laws of the British Virgin Islands (“CGP”), and its affiliate, Sirtex Medical US Holdings, Inc., a Delaware corporation (“Sirtex”). Pursuant to stock purchase agreements (as more fully described below) entered into between the parties pursuant to the Transaction, the Company will receive a $30 million equity investment from CGP and its affiliate Sirtex at $2.50 per share, which is approximately a 25% premium to the average share price over the last 20 trading days as of October 9, 2019. Upon closing of the Transaction, CGP and Sirtex together will hold approximately 53% of the Company’s outstanding common stock and will be entitled to three of nine seats on the Company’s Board of Directors. The closing of the stock purchase is subject to stockholder approval and other customary closing conditions (the “Closing”).

Whether or not Closing occurs, but subject to certain conditions on effectiveness described below, the Company (1) will grant CGP and its affiliates an exclusive license to develop, manufacture, commercialize, or otherwise exploit current and future products, including TAVO™ and the Company’s new Visceral Lesion Applicator (“VLA”), in Greater China and 35 other Asian countries (the “Territory”) for which CGP will pay the Company up to 20% royalties on the net sales of such products in the Territory and (2) will engage Sirtex to support and assist the Company with pre-marketing activities for TAVO and VLA in exchange for low single-digit royalties on TAVO and VLA net sales outside the Territory.

Purchase Agreements

On October 10, 2019, the Company entered into Stock Purchase Agreements (the “Purchase Agreements”) with each of CGP and Sirtex pursuant to which the Company agreed to sell and issue to CGP and Sirtex 10,000,000 shares and 2,000,000 shares, respectively, of the Company’s common stock at a purchase price of $2.50 per share, which is approximately a 25% premium to the average share price over the last 20 trading days as of October 9, 2019. The Purchase Agreements may be terminated if the Closing does not occur on or before March 31, 2020, or earlier as described further in the Purchase Agreements.

In addition, pursuant to the Purchase Agreements, beginning on the date of the Closing and ending on the first anniversary thereof (the “Option Period”), the Company granted to CGP an option to make an offer to acquire the remaining outstanding common stock of the Company at a purchase price per share equal to the greater of (a) $4.50 or (b) 110% of the last closing stock price for the common stock on the date prior to CGP delivering written notice to the Company of its intent to exercise such option along with a proposal on all other material terms. The Purchase Agreements contain customary representations and warranties as well as certain operating covenants applicable to the Company until the Closing. Additionally, the shares are subject to a lock-up provision restricting the sale or disposition of the shares for a period of six-months following the Closing and a standstill provision prohibiting certain actions by CGP and Sirtex during the Option Period. In addition, upon the Closing, the Stockholders Agreements and Registration Rights Agreements between the Company and each of CGP and Sirtex will become effective (all described further below).

The description of the Purchase Agreements is qualified in its entirety by the full text of the Purchase Agreements, copies of which are being filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K (the “Current Report”) and are incorporated by reference herein.

License Agreement

Concurrently with the execution and delivery of the Purchase Agreements, the Company and CGP entered into a License Agreement (the “License Agreement”), which will become effective upon the earlier of (a) the Closing and (b) the termination of the applicable Purchase Agreement by the Company (other than due to CGP’s material breach). Pursuant to the License Agreement, the Company, among other things, granted CGP and its affiliates an exclusive, sublicensable, royalty-bearing license to develop, manufacture, commercialize, or otherwise exploit the Company’s current and future products, including TAVO™ and the Company’s new Visceral Lesion Applicator (“VLA”), in the following territories: China Mainland, Hong Kong, Macau, Taiwan, Armenia, Azerbaijan, Bahrain, Bangladesh, Bhutan, Brunei, Burma, Cambodia, East Timor, Georgia, India, Indonesia, Jordan, Kazakhstan, Kuwait, Kyrgyzstan, Laos, Malaysia, Mongolia, Nepal, Oman, Pakistan, Papua New Guinea, Philippines, Qatar, Saudi Arabia, Singapore, South Korea, Sri Lanka, Tajikistan, Thailand, Turkmenistan, United Arab Emirates, Uzbekistan and Vietnam (the “Territory”). Under the terms of the License Agreement, CGP will pay the Company up to 20% royalties on the net sales (as defined in the License Agreement) of such products in the Territory during the applicable Royalty Term (as defined in the License Agreement).

The description of the License Agreement is qualified in its entirety by the full text of the License Agreement, a partially redacted copy of which is being filed as Exhibit 10.3 to this Current Report and is incorporated by reference herein.

Services Agreement

In addition, the Company and Sirtex entered into a Services Agreement (the “Services Agreement”) which will become effective upon the earlier of (a) the Closing and (b) the termination of the applicable Purchase Agreement by the Company (other than due to Sirtex’s material breach). Pursuant to the Services Agreement, the Company agreed, among other things, to pay Sirtex low single-digit royalties on the Net Sales (as defined in the Services Agreement) of all Products (defined as TAVO and VLA products and their accompanying generators, and any products (including, for clarity, combination products) incorporating or including such products and their accompanying generators), in all countries other than those in the Territory. In exchange for the royalty fee, Sirtex will provide the Company with certain services for these products, including key opinion leader management and engagement services, voice of customer (VOC) services, development of a go to market strategy, and pricing, reimbursement and market access services.

The description of the Services Agreement is qualified in its entirety by the full text of the Services Agreement, a partially redacted copy of which is being filed as Exhibit 10.4 to this Current Report and is incorporated by reference herein.

Stockholder Agreements

Concurrently with the execution and delivery of the Purchase Agreements, the Company, CGP, and Sirtex entered into Stockholders Agreements (the “Stockholders Agreements”), to be effective upon the Closing, pursuant to which, among other things, CGP and Sirtex will have the option to nominate a combined total of three (3) members to the Board of Directors, initially at the Closing, and thereafter at every annual meeting of the stockholders of the Company in which directors are generally elected, including at every adjournment or postponement thereof. CGP will also have the option to nominate two (2) independent directors to the Company’s Board of Directors if any independent director currently serving on the Board of Directors ceases to serve as a director of the Company for any reason, provided that the independent director nominee shall be satisfactory to a majority of the independent directors of the Company. If either CGP or Sirtex beneficially owns less than 40% of the shares acquired pursuant to the Purchase Agreements, either (as applicable) shall have the right to nominate members to the Board of Directors in proportion with their ownership of the issued and outstanding common stock.

In addition, CGP and Sirtex will have certain rights of participation in future financings as well as a right of first refusal related to future potential transactions. The Stockholders Agreements implement a 70% supermajority approval by the Board of Directors for certain actions, as well as stockholder consent rights for CGP, all of which are conditioned upon CGP and Sirtex maintaining certain ownership thresholds.

The description of the Stockholders Agreements is qualified in its entirety by the full text of the Form of Stockholders Agreements, copies of which are filed as Exhibits 10.5 and 10.6 to this Current Report and are incorporated by reference herein.

Registration Rights Agreements

Concurrently with the execution and delivery of the Purchase Agreements, the Company, CGP, and Sirtex agreed to enter, upon closing, Registration Rights Agreements (the “Registration Rights Agreements”), pursuant to which, among other things, CGP and Sirtex will each have the right to deliver to the Company a written notice requiring the Company to prepare and file with the Securities and Exchange Commission (the “SEC”), a registration statement with respect to resales of shares of some or all the common stock of the Company held by CGP and Sirtex.

The description of the Registration Rights Agreements is qualified in its entirety by the full text of the Form of Registration Rights Agreements, copies of which are filed as Exhibits 4.1 and 4.2 to this Current Report and are incorporated by reference herein.

Item 8.01 Other Events

On October 10, 2019, the Company issued a press release announcing that it had entered into the Transaction with CGP and Sirtex (the “Press Release”). A copy of the Press Release is attached as Exhibit 99.1 to this Current Report and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed as part of this report:

Exhibit Number	Description

4.1	Form of Registration Rights Agreement, by and between OncoSec Medical Incorporated and Grand Decade Developments Limited.

4.2	Form of Registration Rights Agreement, by and between OncoSec Medical Incorporated and Sirtex Medical US Holdings, Inc.

10.1	Stock Purchase Agreement, dated as of October 10, 2019, by and between OncoSec Medical Incorporated and Grand Decade Developments Limited.

10.2	Stock Purchase Agreement, dated as of October 10, 2019, by and between OncoSec Medical Incorporated and Sirtex Medical US Holdings, Inc.

10.3+	License Agreement, dated as of October 10, 2019, by and between OncoSec Medical Incorporated and Grand Decade Developments Limited.

10.4+	Services Agreement, dated as of October 10, 2019, by and between OncoSec Medical Incorporated and Sirtex Medical US Holdings, Inc.

10.5	Stockholder Agreement, by and between OncoSec Medical Incorporated and Grand Decade Developments Limited.

10.6	Stockholder Agreement, by and between OncoSec Medical Incorporated and Sirtex Medical US Holdings, Inc.

99.1	Press Release, dated October 10, 2019.

+ Certain confidential portions of this exhibit were omitted because the identified confidential provisions (i) are not material and (ii) would be competitively harmful if publicly disclosed.

Additional Information and Where to Find It

This communication is being made in respect of the proposed transaction involving OncoSec Medical Incorporated (the “Company”), Grand Decade Developments Limited, a direct, wholly-owned subsidiary of China Grand Pharmaceutical and Healthcare Holdings Limited, and Sirtex Medical US Holding. In connection with the proposed transaction, the Company intends to file relevant materials with the Securities and Exchange Commission, including a proxy statement. Promptly after filing its definitive proxy statement with the SEC, the Company will mail the definitive proxy statement and a proxy card to each stockholder of the Company entitled to vote at the special meeting relating to the proposed transaction. This communication is not a substitute for the proxy statement or any other document that the Company may file with the SEC or send to its stockholders in connection with the proposed transaction. BEFORE MAKING ANY VOTING DECISION, COMPANY STOCKHOLDERS ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE PROPOSED TRANSACTION THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PROPOSED TRANSACTION. The Company’s stockholders may obtain free copies of the proxy statement (when it becomes available) and other relevant documents filed with the SEC by the Company at the SEC’s web site (http://www.sec.gov). Free copies of the proxy statement, when available, and other filings made by the Company with the SEC also may be obtained from the Investor Relations section of the Company’s web site (www.oncosec.com) or by directing a request to the Company, Attn: Investor Relations, 24 North Main Street, Pennington, NJ 08534-2218.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONCOSEC MEDICAL INCORPORATED
(Registrant)

Date: October 10, 2019	By:	/s/ Daniel J. O’Connor
	Name:	Daniel J. O’Connor
	Title:	Chief Executive Officer and President